UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition and Financing of Crown Pointe
On February 14, 2017, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the "Buyer"), acquired an office property consisting of two office buildings containing an aggregate of 499,968 rentable square feet in Dunwoody, Georgia (“Crown Pointe”).  The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.
The purchase price of Crown Pointe was $83.4 million plus closing costs. The Company funded the purchase of Crown Pointe with proceeds from its offering of Series A debentures to investors in Israel and proceeds from the Crown Pointe Mortgage Loan (defined below).
Crown Pointe is comprised of two office buildings that were built in 1985 and 1989 and are currently 72% leased to 59 tenants with a weighted-average remaining lease term of 3.5 years.
On February 14, 2017, in connection with the acquisition of Crown Pointe, the Buyer entered into a loan agreement with an unaffiliated lender (the “Lender”) for borrowings of up to $62.5 million, secured by Crown Pointe (the “Crown Pointe Mortgage Loan”). At closing, $50.5 million of the Crown Pointe Mortgage Loan was funded. Of the remaining $12.0 million available under the Crown Pointe Mortgage Loan, $9.5 million is available for future disbursements to be used for tenant improvements and leasing commissions and $2.5 million is available as an earn-out advance, subject to certain terms and conditions contained in the loan documents.
The Crown Pointe Mortgage Loan matures on February 13, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents and the payment of an extension fee. The Crown Pointe Mortgage Loan bears interest at a floating rate of 2.6% over one-month LIBOR. Monthly payments are interest only during the initial term with the entire unpaid principal balance and all outstanding interest and fees due at maturity.
KBS SOR Properties, LLC, a separate wholly owned subsidiary of the Company through which the Company indirectly owns all of its real estate assets (“KBS SOR Properties”), provided a guaranty of 25% of the outstanding principal balance of the Crown Pointe Mortgage Loan, which guaranty amount can be reduced to zero upon certain conditions being met. KBS SOR Properties provided a guaranty of the Crown Pointe Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the Buyer or KBS SOR Properties in violation of the loan documents. KBS SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the Crown Pointe Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: February 14, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary